      As filed with the Securities and Exchange Commission on December 1, 1998

                                                     Registration No. 333-67917
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 ____________________

                                       FORM S-8
                            Post-Effective Amendment No. 1
                                Registration Statement
                           Under The Securities Act of 1933
                                 ____________________

                           UNITED WISCONSIN SERVICES, INC.
                (Exact name of Registrant as Specified in its Charter)

          WISCONSIN                                              39-1931212
      (State of incorporation)                                (I.R.S. Employer
                                                             Identification No.)

                               401 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN 53203-2896
                       (Address of principal executive offices)


                               UWSI/BCBSUW 401(k) PLAN
                               (Full title of the plan)

                              THOMAS R. HEFTY, PRESIDENT
                           UNITED WISCONSIN SERVICES, INC.
                               401 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN 53203-2896
                                    (414) 226-6900

                      (Name and address, and telephone number, including area code, of agent for service)


                                       Copy to:

                                  GEOFFREY R. MORGAN
                             MICHAEL BEST & FRIEDRICH LLP
                              100 EAST WISCONSIN AVENUE
                                      SUITE 3300
                              MILWAUKEE, WISCONSIN 53202

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
  TITLE OF                            PROPOSED          PROPOSED
 SECURITIES                            MAXIMUM           MAXIMUM       AMOUNT OF
   TO BE         AMOUNT TO BE      OFFERING PRICE       AGGREGATE     REGISTRATION
REGISTERED(1)    REGISTERED(2)        PER SHARE      OFFERING PRICE       FEE(3)
------------------------------------------------------------------------------------------
common stock     509,000 shares    $8.625(4)        $4,390,125        $1,223
no par value
per share
------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the UWSI/BCBSUW 401(k) Plan, as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of United Wisconsin Services, Inc. pursuant to Rule 416(a).

(3) Pursuant to Rule 457(h)(2), no filing fee is required with respect to the interests in the UWSI/BCBSUW 401(k) Plan registered hereunder.

(4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).

                            -----------------------------


     This registration statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                      SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on November 23, 1998.

                                   UNITED WISCONSIN SERVICES, INC.

                                   By:  /s/ Thomas R. Hefty
                                        -------------------------------------
                                        Thomas R. Hefty, Chairman, President
                                         and Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


        SIGNATURE                       TITLE                             DATE
/s/ Thomas R. Hefty           Chairman, President,                    November 23, 1998
-------------------------     Chief Executive Officer and
     Thomas R. Hefty          Director (Principal Executive Officer)

/s/ C. Edward Mordy           Vice President and (Principal           November 23, 1998
-------------------------     Financial and Accounting Officer)
     C. Edward Mordy

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on November 23, 1998.

                                        UWSI/BCBSUW 401(k) PLAN


                        By:   Blue Cross & Blue Shield United of Wisconsin
                              ---------------------------------------------
                        Its:  Administrator
                              ---------------------------------------------

                        By:   Gail L. Hanson
                              ---------------------------------------------
                        Its:  Vice President and Treasurer
                              ---------------------------------------------


                                         -5-